ESCROW AGREEMENT

This Escrow Agreement (the " Escrow Agreement") is made and entered into as a deed as of this 1st day of September 2003, by and among Trinity Learning Corporation, a Utah corporation under Entity Number 5118314-0142 ("Trinity"), Great Owl Limited ( a company incorporated in accordance with the laws of the British Virgin Islands ("BVI") under Registration Number 541543) ("Great Owl") and Reed Smith of London ("Reed Smith"), as escrow agent (the "Escrow Agent").

A. WHEREAS, Trinity and the Great Owl have executed the Definitive Agreement ("the Definitive Agreement") pursuant to which:

     I. Trinity has agreed to deposit 510 (five hundred and ten) ordinary shares of a nominal value of US$1.00 (one United States Dollar) in the issued share capital of Ayrshire Trading Limited (a company incorporated in accordance with the laws of the BVI under Registration Number 500829) ("Ayrshire");

     II. Great Owl has agreed to deposit 490 (four hundred and ninety) ordinary shares of a nominal value of US$1.00 (one United States Dollar) in the issued share capital of Ayrshire; and

     III. If the option as defined in the Definitive Agreement is duly exercised, Great Owl has agreed to deposit 300 000 (three hundred thousand) fully paid ordinary shares in the issued share capital of Trinity issued to Great Owl at their fair market value as defined in the Definitive Agreement, in negotiable form (as that term is defined in clause 1.3.14 of the Definitive Agreement into an escrow account with the Escrow Agent (collectively "the Escrow Shares") pursuant to the terms of this Escrow Agreement; and

B. WHEREAS, Reed Smith is willing to serve as Escrow Agent pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed by and among Trinity, Great Owl and the Escrow Agent as follows:



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1.   Escrow Deposit

     Trinity and Great Owl will deliver to the Escrow Agent the Escrow Shares pursuant to the Definitive Agreement. The Escrow Agent shall not be required to inquire into the propriety of the Escrow Shares deposited hereunder nor shall the Escrow Agent be required to investigate any other matter or arrangement between Trinity and Great Owl.

2.   Escrow Shares

     2.1 The Escrow Shares shall be available to distribute to Trinity or Great Owl, as the case may be, pursuant to the Definitive Agreement. In the event that Trinity or Ayrshire issues any Additional Escrow Shares (as defined below), such shares will be issued and delivered to the Escrow Agent in the same manner as the Escrow Shares to be delivered in terms of this Escrow Agreement. In the event that Trinity and/or Great Owl receive such Additional Escrow Shares, they agree to deliver such Additional Escrow Shares to the Escrow Agent.

     2.2 Except for dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated as Escrow Shares hereunder, dividends payable in securities or other distributions of any kind (including cash) made in respect of the Escrow Shares will be delivered to Trinity or Great Owl, as their interests appear. The term "Escrow Shares" as used herein shall also be deemed to include Additional Escrow Shares. Trinity and Great Owl will have all voting rights with respect to their respective Escrow Shares so long as such Escrow Shares are held in escrow, and Trinity and Great Owl will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, Trinity and Great Owl will retain and will be able to exercise all other incidents of ownership of their respective Escrow Shares that are not inconsistent with the terms and conditions of this Escrow Agreement and/or the Definitive Agreement.

     2.3  Escrow Period and Release from Escrow

     2.3.1 The Escrow Agent may not release the Escrow Shares unless and until:

     2.3.1.1 a written notice, signed by Trinity and Great Owl addressed to the Escrow Agent, directs the Escrow Agent to release the Escrow Shares to the person specified in the notice;


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     2.3.1.2   delivery is required to give effect to the terms of the
               Definitive Agreement, in which event Trinity and Great Owl shall be obliged to give the notice contemplated in 2.3.1.1, or unless an order from a court of competent jurisdiction or award from an arbitral authority instructs the Escrow Agent as to how the Escrow Shares should be disbursed.

               Promptly following Escrow Agent's receipt of either of the foregoing, Escrow Agent shall make the disbursement specified therein.

     2.3.2 Trinity and Great Owl hereby irrevocably nominate, constitute and appoint The Escrow Agent as their attorney and agent to sign and execute all such documents and to do all such things as it in its sole and absolute discretion may consider necessary to effect any transfer of Escrow Shares contemplated by this Escrow Agreement.

3.   Duties and Responsibilities of Escrow Agent

3.1  Trinity and Great Owl acknowledge and agree that the Escrow Agent:

3.1.1 shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement;

3.1.2 shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification;

3.1.3. may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and

3.1.4. may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

3.2 Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of negligence or willful misconduct.


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3.3  Great Owl, on the one hand, and Trinity, on the other hand, each agree to pay one half of the fees which shall be subject to a minimum of approximately GBP 1,000 per annum of, and to reimburse all expenses (including the reasonable fees and expenses of counsel) incurred by, the Escrow Agent in performing its duties and responsibilities hereunder, including the Escrow Agent's reasonable compensation for its normal services hereunder. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services here under, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. In addition, Great Owl and Trinity shall be jointly and severally liable for all fees and expenses contemplated in this clause 3.3.

3.4 The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to Trinity and Great Owl. Prior to the effective date of the resignation as specified in such notice, Trinity and Great Owl will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Shares to a bank or trust company that they select. Such bank or trust company shall have a principal office in the United States of America, shall have capital, surplus and undivided profits in excess of US$25 000 000,00 (twenty five million United States Dollars), and shall have agreed to act as Escrow Agent hereunder and upon such additional terms and conditions as it, Trinity and Great Owl shall have agreed, if any, provided that the original Escrow Agent shall have no responsibility therefor nor any responsibility for the compensation of such successor Escrow Agent. If, however, Trinity and Great Owl shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, then Trinity shall be entitled to name such successor escrow agent. If no successor escrow agent is named pursuant to the foregoing provisions by the effective date of the Escrow Agent's resignation, then the Escrow Agent shall deliver the Escrow Shares to Trinity for the benefit of Trinity and/or Great Owl, as provided herein, whereupon all obligations of the Escrow Agent shall be deemed fulfilled, and the Escrow Agreement shall terminate, provided that the provisions of paragraphs 3.2 and 3.3 shall survive the termination of this Escrow Agreement.

3.5 This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

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4.   Dispute Resolution

     It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Shares, or should any claim be made upon such Escrow Shares by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of the Escrow Shares until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree judgment of a court in England or an arbitrator, the time for perfection of an appeal of such order, decree judgment or arbitration award having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Shares. The Escrow Agent shall have the right to retain counsel of its choice in case it becomes involved in any disagreement, dispute or litigation related to the Escrow Agreement, the Escrow Shares or otherwise determines that it is necessary or desirable to consult counsel, and the reasonable fees and expenses of such counsel shall be reimbursed to the Escrow Agent as provided in 3 hereof.

5.   Jurisdiction and Applicable Law

     Trinity, Great Owl and the Escrow Agent agree that this agreement shall be governed by the laws of England and consent to the exclusive jurisdiction of the courts of England.

6.   Force Majeure

     Neither Trinity, Great Owl nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, computer viruses, earthquakes or other disasters.

7.   Notices

     Any notice or other communication required or permitted to be given hereunder shall be in writing, shall be delivered by hand or overnight courier service, or by telefacsimile, and will be deemed given upon delivery, if delivered personally, will be deemed given one (1) business day after deposit with a national courier service for overnight delivery, or will be deemed given one (1) business day after transmission by telefacsimile with confirmation of receipt to the following addresses:

If to Trinity:      2526 Durant Avenue, Berkeley, California 947074
                    Telefacsimile Number: 1 510 540 9313


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If to Great Owl:    c/o Rosebank Limited, 1st Floor, Bloc C, L'Estoril,
                    Avenue Princess Grace, Monte Carlo, MONACO


If to Escrow Agent: Reed Smith, Minerva House, 5 Montague Close,
                    London SE1 9BB
                    For the attention of: The Market Managing Partner Telefacsimile Number: +44 (0)20 7403 4221


     or to such other address as may have been furnished by any party to the others in writing except that notices of change of address shall only be effective upon receipt.

8.   Binding Effect

     This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

9.   Modifications

     This Escrow Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

10.  Judgments

     The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court in England. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court of England, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, corporation or entity by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.


11.  Counterparts and Cancellation

     This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Escrow Agent, Trinity and Great Owl specifically record and agree that this Escrow Agreement substitutes and replaces both the Escrow Agreement concluded by and between them and signed by the Escrow Agent on or about 11 July 2003 and by both Great Owl and Trinity on or about 9 July 2003 as well as the Escrow Agreement concluded by and between them and signed by them on or about 1 August 2003.


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12.  Termination of Escrow

     This Escrow Agreement shall terminate and the Escrow Agent shall have no further duties hereunder upon the distribution of all of the Escrow Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as a deed as of the day and year first above written.


     Executed as a deed by REED         ________________________________
     SMITH acting by:                   Partner


                                        ________________________________
                                        Partner



     Executed as a deed by TRINITY
     LEARNING CORPORATION acting by
     ___________ who in accordance
     with the laws of the territory
     in which Trinity Learning
     Corporation is incorporated
     in acting under the authority
     of Trinity Learning Corporation

                                        ________________________________


     Executed as a deed by GREAT OWL
     LIMITED acting by ______________
     who in accordance with the laws of
     the territory in which GREAT OWL
     Limited in incorporated in acting
     the authority of Great Owl Limited

                                        ________________________________